Exhibit 99.2

iRobot Corporation
Letter to Shareholders
First Quarter 2025
Dear Fellow Shareholders:
We continue to make meaningful progress on our iRobot Elevate turnaround strategy and in March 2025 we initiated the largest new product launch in iRobot’s history. Our suite of new and technologically innovative Roomba® vacuums and 2-in-1 vacuums and mops include an array of advanced features and a new Roomba® Home app that offers users more intuitive control. While most of our new products have been available only since early April, we are very pleased with the positive reactions from distributors, retailers, media and, most importantly, consumers.
This launch represents a strong pipeline of innovative products that we expect will be margin-accretive compared to our legacy products. As we continue to navigate a dynamic macro environment, we believe our new products and lower overall cost structure will support improved long-term profitability.
Operationally, our progress to date would not have been possible without the iRobot Elevate strategic plan implemented in 2024 to strengthen the Company’s financial foundation. We have reshaped our operational structure to align with industry benchmarks, reduced headcount by more than 50%, and significantly reduced inventory and cash outflows, while investing in focused sales and marketing to support the biggest launch in our history.
At the same time, we have achieved a significant reduction in our cost structure by transforming our R&D and supply chain model to better leverage our design capabilities and contract manufacturing partnerships. This fundamental reinvention of the way iRobot operates has allowed for a greater focus on innovation and improvements to product features, quality, and software.
Overall, and as detailed in our earnings release, our significantly lower cost structure contributed positively to our first-quarter financial results, which also reflects a period of transition as we worked to clear legacy product inventory from our sales channels. As distribution and retail availability of our newest products expands, we expect to see solid sales traction later this year to support year-over-year revenue growth in 2025, and we remain on track to achieve gross-margin expansion and improved cash flow from operations this year.
As we previously announced, the Company’s Board of Directors is conducting a review of strategic alternatives, including, but not limited to, exploring a potential sale or strategic transaction, and refinancing the Company’s debt. This review process is ongoing. The Board has not set a timetable for the conclusion of this review, and there can be no assurance that the exploration of strategic alternatives will result in any transactions or outcomes. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.

The Company remains actively engaged in ongoing collaborative and constructive discussions with its primary lender while the Board continues its strategic review process. On April 30, 2025, the Company further amended its existing term loan to extend the covenant waiver under the term loan to June 6, 2025.
Unveiling the Most Ambitious and Innovative Product Launch in iRobot’s History
Following our March 11th product launch announcement, the excitement shared by our employees, partners, and consumers has grown. We believe this marks the beginning of a new era for iRobot.
In early April, we made the following robots available across North America and in select European markets: Roomba® 105 Vac Robot series, Roomba® 205 DustCompactor™ Vac Robot and Roomba® 205 DustCompactor™ Combo Robot, Roomba® Plus 405 Combo Robot + AutoWash™ Dock, and Roomba® Plus 505 Combo Robot + AutoWash™ Dock, featuring PerfectEdge® Technology. In addition, in late April we announced the Roomba® Max 705 Vac Robot + AutoEmpty™ Dock.
In mid-April, I helped introduce the new product lineup to the Japan market with a press event in Tokyo. More than 100 business, tech and consumer media, and social media outlets attended. Their response to the new products was enthusiastic and the subsequent media coverage was positive.

Spotlighted below are our newest robots and their key features.

Roomba® 105 Vac Robot Series

featuring 70x more power-lifting suction*

*compared with Roomba® 600 series robots

Roomba® 205 DustCompactor™ Vac Robot &

Roomba® 205 DustCompactor™ Combo Robot

devours dirt while the industry-leading DustCompactor™

innovation packs away debris for months.

Roomba® Plus 405 Combo Robot + AutoWash™ Dock

boasts intense suction, deep scrubbing and a maintenance-free dock.

Roomba® Plus 505 Combo Robot + AutoWash™ Dock

features PerfectEdge® Technology to get deep into corners, a hands-free multi-function dock that automatically empties

debris, washes and heat-dries mop pads and

self-cleans when finished.

Roomba® Max 705 Vac Robot + AutoEmpty™ Dock

engineered to keep busy, pet-loving homes spotless, the new

Roomba® Max 705 Vac offers iRobot’s highest level of vacuuming and cleaning with 180x more power-lifting suction, Dual-Rubber

Brushes, and a self-emptying dock.

Media Buzz and Coverage
The product launch was amplified by a major global marketing campaign that engaged millions of potential consumers across television, social media, audio platforms, and podcasts, to drive strong awareness and demand.

The marketing campaign resulted in a tremendous media response across our major markets, with coverage in The Verge, Android Authority, PCMag.com, and Vacuum Wars in the U.S., Les Numeriques, JV Tech, Labo Maison, and Frandroid in France, Alaka, El Espanol, La Vanguardia, and Europa Press in Spain, and The Independent, TechRadar, Tech Advisor, and Stuff in the UK.
What Our Customers Are Saying
Initial product reviews from consumers are very positive.
We have also received enthusiastic feedback from many of our channel partners regarding the new product lineup, underscoring iRobot’s strong momentum and continued commitment to delivering cutting-edge solutions. Some examples include:

Looking Ahead
We are energized by the positive and enthusiastic response to our new product launch and remain confident in the top and bottom line results we hope to achieve as these products gain momentum.
Thank you for your continued support of iRobot. We look forward to sharing further updates with you in our Second Quarter 2025 Shareholder Letter.
Sincerely,
Gary Cohen
Chief Executive Officer
May 6, 2025

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding the financial profile and impact of newly launched products in 2025; expectations regarding improved profitability; expectations regarding 2025 product sales and related revenue growth, achievement of gross margin expansion and improved cash flow from operations; the Board’s review of strategic alternatives for the business; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xii) current supply chain challenges; (xiii) the financial strength of our customers and retailers; (xiv) the impact of any applicable tariffs on goods imported into the United States; (xv) competition; and (xvi) the results and impact of the Board’s strategic review of alternatives for the business, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.
For more details on our first quarter results, please read our full Q1 news release available on iRobot’s Investor Relations Website here.